STATE FINANCIAL SERVICES CORPORATION

Press Release                                       Corporate Headquarters
For more information contact:                       10708 W. Janesville Road
Michael J. Falbo or Donna M Bembenek                Hales Corners, WI  53130
Telephone: (414) 425-1600                           Nasdaq Symbol: SFSW
Facsimile:   (414) 425-8939


                      State Financial Services Corporation
        Saddened by the Death of Chief Financial Officer Timothy L. King

          Hales Corners, WI (November 19, 2002). State Financial Services Corporation ("State") is saddened to announce the sudden death of Timothy L. King, Senior Vice President and Chief Financial Officer. Mr. King died of natural causes early Monday at the age of 57. The company and all of the employees extend their deepest sympathy to Tim's wife Barb and his four children Heather, Jeff, Brooke and T.J.

          "Tim was a friend and an important member of our corporate family and the loss is difficult for everyone. He had a positive influence on everyone he worked with. They just don't come any better than Tim. Our thoughts and prayers are with his family," said Mike Falbo, President and Chief Executive Officer of State Financial Services Corporation.

          State is a $1.3 billion financial services company operating through 26 offices in southeastern Wisconsin and northeastern Illinois. State's shares are traded on the Nasdaq National Market System under the symbol "SFSW."